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Exhibit 21

                               SUBSIDIARIES

NAME                                  PERCENTAGE (VOTING POWER) OWNED
----                                  -------------------------------
Panera, Inc.                          100%
ABP Midwest Manufacturing Co., Inc.   100%
Panera Bread Foundation, Inc.         100%
Pain Francais, Inc.                    75%